                                                                    EXHIBIT 10.1




                            STERLING SOFTWARE, INC.



               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN



                        (Effective as of March 20, 1998)

                            STERLING SOFTWARE, INC.

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN



                               Table of Contents
                               -----------------





I.    Purpose of the Plan.................................................... 1

II.   Administration of the Plan............................................. 1

III.  Stock Subject to Plan.................................................. 1

IV.   Purchase Periods....................................................... 2

V.    Eligibility............................................................ 2

VI.   Payroll Deductions; Additional Contributions; Shortfall Contributions.. 2

VII.  Purchase Rights........................................................ 4

VIII. Accrual Limitations.................................................... 6

IX.   Effective Date and Term of the Plan.................................... 7

X.    Amendment of the Plan.................................................. 7

XI.   General Provisions..................................................... 8

Appendix.....................................................................A-1

                            STERLING SOFTWARE, INC.

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
               -------------------------------------------------


     I.   PURPOSE OF THE PLAN

          This Employee Stock Purchase Plan is intended to promote the interests of Sterling Software, Inc. and certain of its subsidiaries by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          A. The Plan Administrator shall administer the Plan and shall have full authority and discretion to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary, and to take any action it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator and the Administrative Committee described in paragraph B. below shall be final and binding on all parties having an interest in the Plan. The Plan Administrator shall have full authority and discretion to retain and engage such third party firms (including, without limitation, brokerage and record keeping firms) as it shall from time to time deem advisable or appropriate.

          B. The Administrative Committee for the Plan shall have the full authority and discretion to designate Corporate Affiliates (other than domestic subsidiaries of the Company) as Participating Companies from time to time and to terminate any such designation; to decide any questions relating to the administration of the Plan that are referred to the Administrative Committee by the Plan Administrator; and to amend the Plan as provided in Section X.

     III.  STOCK SUBJECT TO PLAN

          A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,500,000 shares.

          B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV.  PURCHASE PERIODS

          Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

     V.   ELIGIBILITY

          A. Each individual who is an Eligible Employee on the Effective Date shall be eligible to participate in the Plan on the first day of any Purchase Period under the Plan, provided such individual remains an Eligible Employee on such day. Until the Administrative Committee designates one or more foreign subsidiaries of the Company as a Participating Company, eligibility to participate in the Plan shall be limited to Eligible Employees employed by the Company or by a U.S. subsidiary of the Company.

          B. Each individual who becomes an Eligible Employee after the Effective Date shall be eligible to participate in the Plan on the first day of any Purchase Period commencing thereafter, provided such individual remains an Eligible Employee on such day.

          C. To participate in the Plan for a particular Purchase Period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designee) before the first day of such Purchase Period. An Eligible Employee's enrollment in the Plan for a Purchase Period will remain in effect for all subsequent Purchase Periods until modified or terminated by the Eligible Employee or until he or she no longer qualifies as an Eligible Employee.

     VI.  PAYROLL DEDUCTIONS; ADDITIONAL CONTRIBUTIONS; SHORTFALL CONTRIBUTIONS

          A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any whole multiple of one percent (1%) of the Eligible Compensation paid to the Participant during each Purchase Period, up to a maximum of twenty-five percent (25%). The deduction rate so authorized shall continue in effect for the entire Purchase Period. The Participant may not increase his or her rate of payroll deduction during a Purchase Period. However, the Participant may, at any time prior to the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period, reduce his or her rate of payroll deduction to any whole percentage or to zero, such reduction to become effective prospectively as soon as administratively feasible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period. If a Participant reduces his or her payroll deductions to zero, the

Participant's previous payroll deductions for the Purchase Period will still be applied to the purchase of shares of Common Stock on the Purchase Date, unless the Participant elects to terminate his or her purchase rights for the Purchase Period in accordance with Section VII.E.

          B. Payroll deductions shall begin on the first pay day of each Purchase Period and shall (unless sooner terminated) continue through the pay day ending on or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to the Participant's Account under the Plan. Except as otherwise provided in paragraph D below, Interest shall accrue and be credited on each pay day in the Purchase Period on the amount of the Participant's Account balance that has been credited to the Participant's Account during the entire pay period ending on such pay day. No Interest will accrue or be credited on any amount that is credited to the Participant's Account for any period that is less than a full pay period. Payroll deduction amounts, Additional Contribution amounts and credited Interest need not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

          C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

          D. In addition to payroll deductions, a Participant may make one Additional Contribution to the Plan during each Purchase Period. An Additional Contribution may be made in cash, by personal check or in any other form permitted from time to time by the Plan Administrator. All Additional Contributions will be credited to the Participant's Account and will be credited with Interest. Such Interest will accrue and be credited to the Participant's Account in the same manner as Interest is accrued and credited to the Participant's Account under paragraph B of this Section. An Eligible Employee who has not authorized payroll deductions, or who has terminated payroll deductions, for a Purchase Period may not thereafter make an Additional Contribution to the Plan for such Purchase Period.

          E. A Participant whose net pay after all deductions therefrom on any given pay day is not sufficient to fund the payroll deduction authorized by the Participant for a Purchase Period shall be permitted to fund any such shortfall by contributing the amount thereof to the Plan in cash, by personal check or in any other form permitted from time to time by the Plan Administrator ("Shortfall Contributions"). Shortfall Contributions must be contributed to the Plan before the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period. Interest will accrue and be credited in respect of Shortfall Contributions in the same manner as for Additional Contributions. All references in this Plan to payroll deductions also shall be deemed to refer to and include Shortfall Contributions, except where the context clearly requires otherwise.

     VII. PURCHASE RIGHTS

          A. A Participant shall be granted a separate purchase right on the first day of each Purchase Period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

          B. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on such date on behalf of each Participant participating in the related Purchase Period (other than any Participant whose payroll deductions have previously been refunded in accordance with paragraph E below). The purchase shall be effected by applying the Participant's Account balance as of the last day of the Purchase Period (including Interest credited through such day) to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant) at the Purchase Price in effect for that Purchase Period.

          C. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the Participant's Account balance on the last day of the Purchase Period by the Purchase Price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 6,000 shares.

          D. Any portion of the Participant's Account balance that is not applied to the purchase of shares of Common Stock on any Purchase Date because such portion is not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant has elected not to participate during the next Purchase Period, in which case the Participant's entire remaining Account balance shall be refunded to the Participant as soon as administratively feasible. Any portion of the Participant's Account balance that is not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded as soon as administratively feasible.

          E. The following provisions shall govern the termination of outstanding purchase rights:

               (i) A Participant may, at any time prior to the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions or Additional Contributions shall be collected from or made by the Participant with respect to such terminated purchase right. The Participant's entire Account balance as of the effective date of such termination shall be refunded as soon as administratively feasible.

               (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Purchase Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) before the first day of the new Purchase Period.

               (iii) Should the Participant cease to remain an Eligible
     Employee for any reason (including death, disability or change in employment status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and the Participant's entire Account balance shall be refunded as soon as administratively feasible. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period in which such leave commences, to withdraw his or her entire Account balance. If a Participant on such an unpaid leave does not exercise this right, such Participant's Account balance shall be held for the purchase of shares at the next Purchase Date. In no event, however, shall any Additional Contributions or any further payroll deductions be collected on the Participant's behalf during any such unpaid leave. Upon the return to active service of any Participant previously on unpaid leave, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant elected to withdraw his or her Account balance for the Purchase Period in which the leave commenced.

               (iv) Notwithstanding any other provision of the Plan to the contrary, a Participant's purchase rights with respect to a Purchase Period shall terminate, and his or her Account balance shall be refunded as soon as administratively feasible, if the Participant's employment with the Participating Companies terminates for any reason on or before the Purchase Date for such Purchase Period.

          F. Each outstanding purchase right shall automatically be exercised, immediately prior to the date any Corporate Transaction is consummated, by applying the Participant's Account balance to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Purchase Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the date such Corporate Transaction is consummated. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. Any portion of the Participant's Account balance that is not applied to the purchase of shares of Common Stock because such portion is not sufficient to purchase a whole share of Common Stock shall be refunded to the Participant as soon as administratively feasible.

The Company shall use reasonable efforts to provide prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

           G. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the Account balance of each Participant, to the extent in excess of the aggregate Purchase Price payable for the Common Stock pro-rated to such individual, shall be refunded as soon as administratively feasible.

           H. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

           I. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become the owner of the purchased shares.

     VIII. ACCRUAL LIMITATIONS

           A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such rights, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Company and of any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding, subject to the following:

               (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the Purchase Period for which such right is granted.

               (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          B. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the Participant's Account balance with respect to such purchase right shall be refunded as soon as administratively feasible.

          C. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

     IX.  EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan was adopted by the Board on December 3, 1997, approved by the requisite vote of the stockholders of the Company on March 11, 1998, and became effective as of the Effective Date. Pursuant to Section III.B above and
Section X below, the Plan was amended and restated in its entirety, effective as of March 20, 1998, in order to reflect a two-for-one stock split effected by the Company with respect to the Common Stock through a 100% stock dividend paid to stockholders of record as of March 20, 1998.

          B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last Business Day in December 2007, (ii) the date on which all shares available for issuance under the Plan shall have been sold to Participants pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. Following such termination, no further purchase rights shall be granted or exercised, and no further payroll deductions or Additional Contributions shall be collected, under the Plan.

     X.   AMENDMENT OF THE PLAN

          A. The Plan may be amended from time to time by the Board or any duly authorized committee thereof, or by the Administrative Committee, and all purchase rights outstanding at the effective date of any such amendment will be subject to such amendment. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event any of the rules under Section 16 of the 1934 Act are amended or supplemented (e.g., by addition of alternative rules), in either event to require or permit the Company to add, remove or lessen any restrictions on or with respect to purchase rights under the Plan, the Administrative Committee and the Board each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all purchase rights then outstanding will be subject to such amendment.

          B. The Plan may be terminated at any time by action of the Board; provided, however, that the termination of the Plan shall not adversely affect the terms of any outstanding purchase rights.

          C. Notwithstanding the foregoing, the Board may not, without the approval of the Company's stockholders, increase the number of shares of Common Stock issuable under the Plan, except to the extent permitted under Section III.B.

          D. With respect to any Participating Corporation which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Administrative Committee may in its sole discretion amend the terms of the Plan, or any purchase right granted under the Plan, in order to comply with the requirements of local law, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

     XI.  GENERAL PROVISIONS

          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          B. Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such Participant's employment at any time for any reason, with or without cause.

                                 APPENDIX
                                 --------


          The following definitions shall be in effect under the Plan:

          A. ACCOUNT shall mean the account established by the Plan Administrator to record a Participant's payroll deductions, credited Interest and Additional Contributions (if any) as of any given date.

          B. ADDITIONAL CONTRIBUTION shall mean a Participant's contribution (other than by payroll deductions) for a Purchase Period in an amount that does not exceed $2,000 and which is made before the tenth (10th) Business Day immediately preceding the Purchase Date for the Purchase Period.

          C. ADMINISTRATIVE COMMITTEE shall mean a committee consisting of one or more persons appointed by the Board from time to time to act as the administrative committee of the Plan.

          D. BOARD shall mean the Company's Board of Directors or the Executive Committee thereof.

          E. BUSINESS DAY shall mean a day on which the New York Stock Exchange is open for trading.

          F.  CODE shall mean the Internal Revenue Code of 1986, as amended.

          G. COMMON STOCK shall mean the Company's common stock, par value $0.10 per share.

          H. COMPANY shall mean Sterling Software, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Sterling Software, Inc. which shall by appropriate action adopt the Plan.

          I. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), whether now existing or subsequently established.

          J. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party:

               (i) a merger, consolidation or reorganization of the Company into or with another corporation or legal person as a result of which securities possessing less than fifty percent (50%) of the total combined voting power of the then-outstanding voting securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the voting securities of the Company immediately prior to such transaction, or

               (ii) a sale or other transfer of all or substantially all of the assets of the Company to another corporation or other legal person as a result of which securities possessing less than fifty percent (50%) of the total combined voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer are held in the aggregate by the holders of the voting securities of the Company immediately prior to such sale or transfer.

          K.  EFFECTIVE DATE shall mean February 1, 1998.

          L. ELIGIBLE COMPENSATION means the following items of remuneration paid to a Participant by one or more Participating Companies during each Purchase Period: base salary, overtime pay, commissions and cash incentive compensation, computed before giving effect to the Participant's salary reduction elections under Section 125 or Section 401(k) of the Code or the Participant's deferral elections under any nonqualified deferred compensation plan of the Company or any Corporate Affiliate.

          M. ELIGIBLE EMPLOYEE shall mean an Employee who is employed by a Participating Company on a basis under which he or she is regularly expected to render at least twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages. Notwithstanding the foregoing, a person who is an independent contractor performing services for a Participating Company shall not be eligible to participate in the Plan.

          N. EMPLOYEE shall mean an individual who is a common law employee of the Company or any Corporate Affiliate.

          O. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          P. INTEREST shall mean an additional amount of compensation calculated at the annual rate of interest of six month Treasury bills as quoted in The Wall Street Journal published on the last Business Day of the month immediately preceding the applicable Purchase Period during which such compensation is credited, prorated for periods of less than one year.

          Q.  1933 ACT shall mean the Securities Act of 1933, as amended.

          R.  1934 ACT shall mean the Securities Exchange
Act of 1934, as amended.

          S. PARTICIPANT shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

          T. PARTICIPATING COMPANY shall mean the Company, each Corporate Affiliate that is a direct or indirect domestic subsidiary of the Company and each other Corporate Affiliate that is authorized from time to time by the Administrative Committee to extend the benefits of the Plan to its Eligible Employees. For purposes of the foregoing, the term "subsidiary" has the meaning set forth in Section 424(f) of the Code.

          U. PLAN shall mean the Company's Amended and Restated Employee Stock Purchase Plan, as set forth in this document.

          V. PLAN ADMINISTRATOR shall mean the person or persons appointed by the Board from time to time as the plan administrator of the Plan.

          W. PURCHASE DATE shall mean the last Business Day of each Purchase Period or, with respect to a Corporate Transaction, the date specified for the purchase in Section VII.F.

          X. PURCHASE PERIOD shall mean a period of six (6) months extending from January 1 to June 30 and from July 1 to December 31 of each year; provided, however, that the first Purchase Period shall begin on February 1, 1998, and shall end on June 30, 1998.

          Y. PURCHASE PRICE shall mean the purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date and shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Purchase Period in which the Purchase Date occurs or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

          Z. SERVICE shall mean the performance of services to the Company or any Corporate Affiliate by a person in the capacity of an Employee.

          AA. SHORTFALL CONTRIBUTIONS shall have the meaning ascribed to such term in Section VI.E. of the Plan.